Exhibit 99.1

McJunkin Red Man Holding Corporation	Investor Contact: Will James Vice President — Corporate Development & Investor Relations Will.james@mrcpvf.com P: 832-308-2847
Announcement

McJunkin Red Man Holding Corporation Announces Investor Conference Call to Review
Third Quarter 2011 Financial Results
Houston, TX — November 4, 2011: McJunkin Red Man Holding Corporation (MRC), the largest global distributor of pipe, valves and fittings and related products and services to the energy and industrial sectors, will release its third quarter 2011 financial results on November 11, 2011. MRC will conduct an investor conference call to review this information on Monday, November 14, 2011 at 10:00 a.m. ET (9:00 a.m. CT).
Participants may join the conference call by dialing the following numbers:
Domestic: 1-800-894-5910
International: 1-785-424-1052
Conference ID: MRC
A replay of the conference call will be available through November 28, 2011. The replay may be accessed by dialing the following numbers:
Domestic: 1-877-870-5176
International: 1-858-384-5517
PIN 11826.
About McJunkin Red Man
Headquartered in Houston, Texas with corporate offices in Charleston, West Virginia and Tulsa, Oklahoma and operations centers in Calgary, Alberta, Canada and Bradford, United Kingdom, MRC is the largest global distributor of pipe, valves and fittings (PVF) and related products and services to the energy and industrial sectors, and supplies these products and services across each of the upstream, midstream and downstream markets.
McJunkin Red Man — Global Supplier of Choice®
www.mrcpvf.com

Houston Corporate Headquarters	Charleston Corporate Office	Tulsa Corporate Office
2 Houston Center	835 Hillcrest Drive	8023 E. 63rd Place
909 Fannin, Suite 3100	Charleston, WV 25311	Tulsa, OK 74133
Houston, TX 77010	P: 800.624.8603	P: 800.666.3776
P: 877-294-7574